Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of August 5, 2019 (the “First Amendment Effective Date”), is entered into among DERMIRA, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of December 3, 2018 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to provide for certain modifications of the terms thereof; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Make-Whole Amount” and “Term B Availability Period” appearing therein in their entirety.

(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions appearing therein in their entirety to read as follows:

“Applicable Percentage” means with respect to any Lender at any time, (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at such time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) at any time on or prior to the First Amendment Effective Date, such Term B Lender’s Term B Commitment at such time and (ii) at any time thereafter, the outstanding principal amount of such Term B Lender’s Term B Loans at such time and (c) in respect of the Term C Facility, with respect to any Term C Lender at such time, the percentage (carried out to the ninth decimal place) of the Term C Facility represented by (i) at any time during the Term C Availability Period, such Term C Lender’s Term C Commitment at such time and (ii) at any time thereafter, the outstanding principal amount of such Term C Lender’s Term C Loans at such time.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on

Exhibit 10.1

Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Term B Facility” means, at any time, (a) on or prior to the First Amendment Effective Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means (a) on or prior to the First Amendment Effective Date, any Lender that has a Term B Commitment at such time and (b) at any time thereafter, any Lender that holds one or more Term B Loans at such time.

“Term C Availability Period” means the period from and after the Closing Date to the earliest of (a) June 3, 2020, (b) the date of termination of the Term C Commitments pursuant to Section 2.04 and (c) the date of termination of the Term C Commitments pursuant to Section 9.02.

“Term C Draw Condition” means the condition that the Borrower shall have delivered (on or before the date that the Term C Borrowing is requested in accordance with Section 2.02(a)) to the Administrative Agent a certificate of a Responsible Financial Officer of the Borrower (in form and substance reasonably satisfactory to the Administrative Agent), certifying that Consolidated Qbrexza U.S. Net Product Sales for the four fiscal quarter period then most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or (b) were at least $45,000,000.

(c)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“First Amendment Effective Date” means August 5, 2019.

“Term A Make-Whole Amount” means, on any date of determination, with respect to any Term A Loan that is prepaid or required to be prepaid, the amount, if any, by which (a) the sum of (i) one hundred and five percent (105.00%) of the principal amount of the Term A Loan prepaid or required to be prepaid plus (ii) the present value as of such date of determination (as determined by the Administrative Agent in accordance with customary practice) of all interest that would have accrued on the principal amount of the Term A Loan prepaid or required to be prepaid through and including the second (2nd) anniversary of the date of the Borrowing of such Term A Loan, computed using a discount rate equal to the Three-Month Treasury Rate plus one percent (1.00%), exceeds (b) the principal amount of the Term A Loan prepaid or required to be prepaid.

“Year 1 Term B/C Make-Whole Amount” means, on any date of determination, with respect to any Term B Loan or Term C Loan that is prepaid or required to be prepaid, the amount, if any, by which (a) the sum of (i) one hundred and five percent (105.00%) of the principal amount of such Loan prepaid or required to be prepaid plus (ii) the present value as of such date of determination (as determined by the Administrative Agent in accordance with customary practice) of all interest that would have accrued on the principal amount of such Loan prepaid or required to be prepaid through and including the second (2nd) anniversary of the date of the Borrowing of such Loan, computed using a discount rate equal to the Three-Month Treasury Rate plus one percent (1.00%), exceeds (b) the principal amount of such Loan prepaid or required to be prepaid.

Exhibit 10.1

“Year 2 Term B/C Make-Whole Amount” means, on any date of determination, with respect to any Term B Loan or Term C Loan that is prepaid or required to be prepaid, the amount, if any, by which (a) the sum of (i) one hundred and three percent (103.00%) of the principal amount of such Loan prepaid or required to be prepaid plus (ii) the present value as of such date of determination (as determined by the Administrative Agent in accordance with customary practice) of all interest that would have accrued on the principal amount of such Loan prepaid or required to be prepaid through and including the second (2nd) anniversary of the date of the Borrowing of such Loan, computed using a discount rate equal to the Three-Month Treasury Rate plus one percent (1.00%), exceeds (b) the principal amount of such Loan prepaid or required to be prepaid.

(d)Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)Term B Borrowing.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan to the Borrower, in Dollars, on the First Amendment Effective Date, in an aggregate amount not to exceed such Term B Lender’s Term B Commitment; provided, that, for the avoidance of doubt, it is understood and agreed that there shall be no more than one (1) Term B Borrowing during the term of this Agreement.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Term B Borrowings repaid or prepaid may not be reborrowed.

(e)Section 2.01(c) of the Credit Agreement is hereby amended by replacing the words “Term C Draw Conditions” appearing therein with the words “Term C Draw Condition”.

(f)Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)Voluntary Prepayments.  Subject to the payment of any prepayment premium as required under Section 2.03(e) and any other fees or amounts payable hereunder at such time, the Borrower may, upon written notice from the Borrower to the Administrative Agent, voluntarily prepay the Loans, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. three (3) Business Days prior to the date of prepayment and (ii) any such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that, if such notice expressly states that it is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, such notice may be revoked by the Borrower (by notice in writing to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any prepayment pursuant to this Section 2.03(a) shall be accompanied by (x) all accrued interest on the principal amount of the Loans prepaid, (y) the prepayment premium required under Section 2.03(e) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment.  Each such prepayment shall be applied first, to outstanding Term A Loans (if any), second, to outstanding Term B Loans (if any) and third, to outstanding Term C Loans (if any).  Each such prepayment

Exhibit 10.1

shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(g)Section 2.03(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)Application of Mandatory Prepayments.  All payments under this Section 2.03(b) shall be applied first to all fees, costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.03(b)) to the payment or prepayment (as applicable) of the following amounts of the Obligations: default interest, if any, prepayment premium required by Section 2.03(e), accrued interest and principal.  Each such prepayment shall be applied first, to outstanding Term A Loans (if any), second, to outstanding Term B Loans (if any) and third, to outstanding Term C Loans (if any).  Each such prepayment shall be applied to the Loans of the Lenders in accordance with the respective Applicable Percentages in respect of each of the relevant Facilities.

(h)Section 2.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)	Prepayment Premiums. Notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(i)if all or any portion of the Term A Loans are prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to the second (2nd) anniversary of the date of the Borrowing of such Term A Loan, an amount equal to the Term A Make-Whole Amount with respect to such prepayment, (ii) with respect to any prepayment paid or required to be paid after the second (2nd) anniversary of the date of the Borrowing of such Term A Loan but on or prior to the third (3rd) anniversary of the date of the Borrowing of such Term A Loan, three percent (3.00%) of the principal amount of such Term A Loan that is prepaid or required to be prepaid, (iii) with respect to any prepayment paid or required to be paid after the third (3rd) anniversary of the date of the Borrowing of such Term A Loan but on or prior to the fourth (4th) anniversary of the date of the Borrowing of such Term A Loan, one percent (1.00%) of the principal amount of such Term A Loan that is prepaid or required to be prepaid and (iv) with respect to any prepayment paid or required to be paid thereafter, zero percent (0.00%) of the principal amount of such Term A Loan that is prepaid or required to be prepaid; and

(ii)if all or any portion of the Term B Loans or Term C Loans are prepaid, or required to be prepaid, pursuant to this Section 2.03, Article IX or otherwise, then, in all cases, the Borrower shall pay to the Lenders, for their respective ratable accounts, on the date on which such prepayment is paid or required to be paid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or prior to the first (1st) anniversary of the date of the Borrowing of such Loan, an amount equal to the Year 1 Term B/C Make-

Exhibit 10.1

Whole Amount with respect to such prepayment, (ii) with respect to any prepayment paid or required to be paid after the first (1st) anniversary of the date of the Borrowing of such Loan but on or prior to the second (2nd) anniversary of the date of the Borrowing of such Loan, an amount equal to the Year 2 Term B/C Make-Whole Amount with respect to such prepayment, (iii) with respect to any prepayment paid or required to be paid after the second (2nd) anniversary of the date of the Borrowing of such Loan but on or prior to the third (3rd) anniversary of the date of the Borrowing of such Loan, three percent (3.00%) of the principal amount of such Loan that is prepaid or required to be prepaid, (iv) with respect to any prepayment paid or required to be paid after the third (3rd) anniversary of the date of the Borrowing of such Loan but on or prior to the fourth (4th) anniversary of the date of the Borrowing of such Loan, one percent (1.00%) of the principal amount of such Loan that is prepaid or required to be prepaid and (v) with respect to any prepayment paid or required to be paid thereafter, zero percent (0.00%) of the principal amount of such Loan that is prepaid or required to be prepaid.

(i)Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.04	Termination of Commitments.

(a)Voluntary.  The Borrower may, upon written notice to the Administrative Agent during the Term C Availability Period, terminate in full the Term C Commitments; provided, that: any such notice shall be received by the Administrative Agent not later than 9:00 a.m. five (5) Business Days prior to the date of termination.  Upon any termination of the Term C Commitments, the Term C Commitments of each Appropriate Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

(b)Mandatory.  The Term A Commitments will be automatically and permanently reduced to zero upon the Term A Borrowing pursuant to Section 2.01.  The Term B Commitments will be automatically and permanently reduced to zero upon the Term B Borrowing pursuant to Section 2.01.  The Term C Commitments will be automatically and permanently reduced to zero upon the Term C Borrowing pursuant to Section 2.01.  The Term C Commitments shall be automatically and permanently reduced to zero on the date that the Term C Availability Period shall end.

(j)Section 5.02(c) of the Credit Agreement is hereby amended by replacing the words “Term C Draw Conditions” appearing therein with the words “Term C Draw Condition”.

2.Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)receipt by the Administrative Agent of (i) counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent, (ii) a duly executed Loan Notice with respect to the Term B Borrowing, and (iii) the Term B Notes duly executed by the Borrower in favor of each Lender;

(b)receipt by the Administrative Agent of a letter of direction containing funds flow information with respect to the proceeds of the Term B Loans to be made on the First Amendment

Exhibit 10.1

Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(c)receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent); and

(d)receipt by the Administrative Agent, for the account of the Lenders, of amendment fee in the amount of $350,000.

3.Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans.  Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Loan Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the Obligations of the Loan Parties thereunder.

4.Miscellaneous.

(a)The Credit Agreement and the Obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement.  This Agreement is a Loan Document.

(b)Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Credit Agreement or the other Loan Documents.

(c)The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

(i)each Loan Party has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

Exhibit 10.1

(iii)no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws.

(iv)(A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	DERMIRA, INC.,

a Delaware corporation

By:/s/ Andrew L. Guggenhime

Name: Andrew L. Guggenhime

Title:  Chief Financial Officer

DERMIRA, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

Exhibit 10.1

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,

a Delaware limited partnership

By:Athyrium Opportunities Associates III LP,

its General Partner

By:Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:/s/ Andrew C. Hyman

Name: Andrew C. Hyman

Title:  Authorized Signatory

LENDER:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,

a Delaware limited partnership

By:Athyrium Opportunities Associates III LP, its General Partner

By:Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:/s/ Andrew C. Hyman

Name: Andrew C. Hyman

Title:  Authorized Signatory

DERMIRA, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT